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                                                                    Exhibit 10.9


                                                  Consultant Name: Bing Byington
                               Effective Date: ________, 2001 ("Effective Date")

                              CONSULTANT AGREEMENT

THIS AGREEMENT is made by and between IMAGEWARE SYSTEMS, INC., and its successors or assignees ("Client") and the undersigned BING BYINGTON (the "Consultant").

                                    RECITALS

A. Pursuant to a Membership Interest Purchase Agreement dated as of even date herewith by and between ImageWare Systems, Inc. and Castle Holdings LLC, Castle Holdings LLC is selling all of the outstanding membership interests of its subsidiaries Castleworks, LLC and E-Focus West LLC (collectively, the "Acquired Companies") to ImageWare Systems, Inc. (the "Transaction").

B. As Consultant is the sole member and equity holder of TDI Castles LLC, which is a member and equity holder of membership interest in Castle Holdings LLC, Consultant has a beneficial financial interest in the closing of the Transaction.

C. In connection with the Transaction, and to enable ImageWare Systems, Inc. to secure more fully the benefits of such Transaction, ImageWare Systems, Inc. has required as a condition to the consummation of such Transaction, that Consultant enter into this Agreement; and Consultant is entering into this Agreement and terminating his Employment Agreement with Castleworks, LLC dated January 31, 1999 and waiving all rights to severance thereunder in order to induce ImageWare Systems, Inc. to consummate the Transaction.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and to induce ImageWare Systems, Inc. to consummate the Transaction, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant hereby agrees as follows:

1. ENGAGEMENT OF SERVICES. Consultant shall render such services as Client may from time to time request in his area of experience and expertise with the Acquired Companies for up to forty (40) hours per month during the Term (as defined below) of this Agreement. Consultant shall, to the best of his ability, render the services requested by the Client in a professional manner using such skills and resources as Consultant deems appropriate.

2. TERM OF THE AGREEMENT. This Agreement will commence on the Effective Date and will continue in effect for a period of six (6) months ("Term"). The Term of this Agreement may be extended by mutual consent of the parties in writing.

3. COMPENSATION. Client will pay Consultant a monthly fee in the amount of $3,000 for services rendered under this Agreement. Upon termination of this Agreement for any reason, Consultant will be paid fees and expenses on a proportional basis for work which is then in


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progress, to and including the effective date of such termination. Consultant shall only receive reimbursement for business expenses that are approved in advance by Client.

4. INDEPENDENT CONSULTANT RELATIONSHIP. Consultant's relationship with Client will be that of an independent consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Consultant is not the agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client. Consultant will not be entitled to any of the benefits which Client may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of services and receipt of fees under this Agreement. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent consultant, Client will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's compensation insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant. Consultant hereby agrees to indemnify and defend Client against any and all such taxes or contributions, including penalties and interest. Consultant is free to enter any contract to provide services to other business entities, except any contract which would induce Consultant to violate this Agreement or the noncompetition agreement to which Consultant is a party in connection with the Transaction.

5. TRADE SECRETS - INTELLECTUAL PROPERTY RIGHTS. Consultant agrees during the Term of this Agreement and thereafter that he will take all steps reasonably necessary to hold Client's Proprietary Information (as defined below) in trust and confidence, will not use such Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose such Proprietary Information to any third party without first obtaining Client's express written consent on a case-by-case basis. By way of illustration but not limitation "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of employees of Client. Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be Client's Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Consultant from a third party without confidential limitations; or (3) it has been independently developed for Consultant by personnel or agents having no access to Client's Proprietary Information and has not been acquired by Client in the Transaction.

6. NO CONFLICT OF INTEREST. Consultant agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Consultant's obligations under this Agreement or the scope of services rendered for Client.


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Consultant warrants that to the best of his knowledge, there is no other existing contract or duty on Consultant's part inconsistent with this Agreement. Consultant further agrees not to disclose to Client, or bring onto Client's premises, or induce Client to use any confidential information that belongs to anyone other than Client or Consultant.

7. GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of California as applied to transactions taking place wholly within California between California residents. Consultant and Client each hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there arising from or related to this Agreement.

8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

9. INJUNCTIVE RELIEF. A breach of any of the promises or agreements contained in Section 5 of this Agreement may result in irreparable and continuing damage to Client for which there may be no adequate remedy at law, and Client is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

10. ENTIRE AGREEMENT; WAIVER OF SEVERANCE. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us including, but not limited to, Consultant's Employment Agreement with Castleworks, LLC dated January 31, 1999 (the "Former Employment Agreement"). Consultant hereby terminates any employment Consultant may have with Castleworks LLC or E-Focus West LLC and accepts this Agreement with ImageWare. By accepting this Agreement, Consultant hereby terminates any employment agreements or arrangements with Castleworks LLC or E-Focus West LLC, including, without limitation, the Former Employment Agreement, and accepts this Agreement as the sole embodiment of his consulting terms with ImageWare. In connection with the termination of Consultant's employment with Castleworks LLC, Consultant hereby expressly waives all rights to notice of termination or termination payments of any kind whatsoever (except for Consultant's right to accrued wages), including, without limitation, all rights to severance payments under Section 6.2 of the Former Employment Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all services undertaken by Consultant for Client.

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         IN WITNESS WHEREOF, the parties have caused this Independent Consultant
Services Agreement to be executed by their duly authorized representative.

CLIENT:

IMAGEWARE SYSTEMS, INC.

By: /s/ S. James Miller, Jr.
   --------------------------------------

Print Name:     S. James Miller, Jr.
            -----------------------------

Title:
      -----------------------------------


CONSULTANT:


    /s/ Bing Byington
-----------------------------------------
BING BYINGTON


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